AMENDMENT TO

                            ARTICLES OF INCORPORATION
                                       OF
                        Cayman Purchasing & Supply, Inc.

     THE UNDERSIGNED, being the sole director of Cayman Purchasing & Supply, Inc. does hereby amend the Articles of Incorporation of the Company as follows:

                                   ARTICLE IV

SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares, $.001 par value of common stock.

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 31, 1997 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on April 2, 1997.


/s/ Lawrence Schwartz
--------------------------------------------
Lawrence Schwartz, President & Sole Director


     The foregoing instrument was acknowledged before me on April 2, 1997 by Lawrence Schwartz, who is personally known to me, or who has produced Drivers License as identification.


                                    /s/ Richard Leon Newberg
                                    ------------------------
                                                            Richard Leon Newberg
                                          Notary Public

                                     My commission expires: RICHARD LEON NEWBERG
                                                          COMMISSION # CC 425858
                                                            EXPIRES DEC 12, 1998
                                            BONDED THRU ATLANTIC BONDING C0, INC





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